UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 20, 2006

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 20, 2006, Beijing Med-Pharm Corporation (the “Company”) entered into a letter agreement (the “Amendment”) amending the terms of the Company’s Exclusive Patent and Know How License Agreement with pSiOncology Pte Limited (the “Licensor”) and pSiMedica Limited (“PsiMed”) dated as of October 26, 2005. The primary purpose of the Amendment was to extend the time period during which the parties are required to enter into a manufacturing and supply agreement for the supply of products under the license from 90 calendar days following the date of the License Agreement to 180 days following the date of the License Agreement.
     A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Letter Agreement, entered into as of January 20, 2006, amending the terms of the Exclusive Patent and Know How License Agreement between Beijing Med-Pharm Corporation, pSiOncology Pte Limited and pSiMedica Limited dated as of October 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: January 26, 2006	By:	FRED M. POWELL
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Letter Agreement, entered into as of January 20, 2006, amending the terms of the Exclusive Patent and Know How License Agreement between Beijing Med-Pharm Corporation, pSiOncology Pte Limited and pSiMedica Limited dated as of October 21, 2005.